Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE AND SECURITY AGREEMENT

$3,000,000.00                                     September 25, 2020

FOR VALUE RECEIVED, the undersigned PREDICTIVE LABORATORIES, INC., a Utah corporation (the “Debtor”), with offices located at 2749 East Parleys Way, Suite 100, Salt Lake City, UT 84109, or at such other place as the Debtor may designate upon written notice to the Secured Party, hereby promises to pay to the order of PROPHASE LABS, INC., a Delaware corporation (together with its successors and assigns, the “Secured Party” or the “Holder”), at its office located at 621 N. Shady Retreat Road, Doylestown, PA, 18901, or at such other place as the holder hereof may designate upon written notice to the Debtor, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) (the “Initial Principal Amount” or such lesser or greater principal amount owed from time to time, the “Principal Amount”), plus all interest capitalized as set forth herein plus all accrued interest thereon that has not been capitalized plus all expenses payable pursuant hereto.

 This Note amends and restates in its entirety (i) that certain Promissory Note and Security Agreement dated July 21, 2020 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original July 21 Note”), made by Debtor in favor of the Holder in the original principal amount of Seven Hundred and Fifty Thousand and 00/100 Dollars ($750,000) and for which, as of September 25, 2020 (the “Restatement Effective Date”), the principal amount (excluding any unpaid interest not yet accreted to principal or paid in cash) outstanding is $770,750 immediately prior to being amended and restated hereby, and (ii) that certain Promissory Note and Security Agreement dated July 29, 2020 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original July 29 Note”, and together with the Original July 21 Note, the “Original Notes”), made by Debtor in favor of the Holder in the original principal amount of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000) and for which, as of the Restatement Effective Date, the principal amount (excluding any unpaid interest not yet accreted to principal or paid in cash) outstanding is $256,146 immediately prior to being amended and restated hereby.  The Debtor and the Holder acknowledge and agree that upon and after giving effect to the amendment and restatement of the Original Notes hereby on the Restatement Effective Date, a total of Three Million and 00/100 Dollars ($3,000,000.00) will be outstanding under this Note and the Original Notes shall be deemed to be replaced by this Note. Notwithstanding the foregoing, it is expressly agreed and understood that this Note does not extinguish the outstanding indebtedness evidenced by the Original Notes and is not intended to be a substitution or novation of the original indebtedness, which shall continue in full force and effect except as specifically amended and restated hereby.

LOAN:

The Secured Party hereby agrees, subject to the terms hereof and relying on the covenants, representations, and warranties herein set forth, to make a loan to the Debtor on the date hereof (the “Closing Date”) in an aggregate amount equal to the Initial Principal Amount (the “Loan”).  Amounts advanced hereunder that are repaid may not be re-advanced.

INTEREST:

(a) Interest.  Interest shall accrue on the Principal Amount and on any Principal Increases (as defined below) on the Loan at a rate per annum equal to Applicable Rate (as defined below) from the date hereof until the repayment in full of the Principal Amount plus any Principal Increases together with any accrued interest thereon that has not been capitalized (the “Repayment Date”).  “Applicable Rate” means (i) fifteen percent (15%) per annum, from and including the Restatement Effective Date; it being understood that upon the occurrence and during the continuance of an Event of Default, the then Applicable Rate shall automatically increase to the Default Rate (as defined below). Interest on this Note shall be calculated based on a 360-day year.  Interest shall be payable monthly in arrears on the first day of each month for the prior monthly period, as well as at maturity (whether upon demand, by acceleration or otherwise) (each such date, a “Payment Date”); provided however, prior to September 1, 2021, interest shall be paid and capitalized in kind by increasing the principal amount of this Note (any such increase, a “Principal Increase”) by an amount equal to the interest accrued on the principal amount (as increased by the Principal Increases) during the prior month.

(b) Default Interest.  From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or at the Secured Party’s option upon the occurrence, and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to nine percent (9%) above the rate of interest from time to time applicable to this Note (the “Default Rate”).

REPAYMENT AND PREPAYMENT:

(a) Monthly Repayment.  On each Payment Date commencing after September 1, 2021, in addition to payments of interest described above, the borrower shall also make payments on the Principal Amount of the Loan equal to 1/36 of the then outstanding Principal Amount.  The amount of said monthly payments is equal to the amount required to amortize fully the outstanding Principal Amount of the Loan, together with interest, over a period of thirty six (36) months.

(b) Maturity Date.  The entire remaining unpaid Principal Amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable, if not sooner paid, on September 30, 2022 or an earlier date as a result of a maturity, whether by acceleration or otherwise, pursuant to the terms hereof (the “Maturity Date”).

(c) Payments Due Other than on a Business Day. If this Note or any payment hereunder becomes due on a day which is not a business day, the due date of this Note or payment shall be extended to the next succeeding business day, and such extension of time shall be included in computing interest in connection with such payment.

(d) Prepayment.  This Note may be prepaid in full or in part at any time without penalty or premium.

(e) Application of Payments.  All payments received by the Secured Party shall be applied first to accrued interest, fees, expenses, and other amounts due to the Secured Party (excluding principal) as the Secured Party determines in its sole discretion, and the balance on account of outstanding principal.

REPRESENTATIONS AND WARRANTIES:

The Debtor represents and warrants to the Secured Party that:

(a) the Debtor is duly organized, validly existing, and in good standing under the laws of, and is fully qualified and authorized to do business in, the state of its organization and is in good standing, and is fully qualified and authorized to do business in, all other jurisdictions where that authorization or qualification is required;

(b) the Debtor has full power and authority to engage in all of the transactions contemplated by the Note and has full power, authority, and legal right to execute and deliver, and to comply with its obligations under, the Note, which constitutes the legally binding obligation of the Debtor enforceable against the Debtor in accordance with its terms;

(c) the Debtor has taken all necessary action to duly authorize the execution, delivery, and performance of the Note;

(d) the Debtor’s execution and delivery of the Note, and grant of security and collateral relating thereto, will not conflict with or result in a breach of any of the provisions of the organizational documents of the Debtor, or of any applicable law, judgment, order, writ, injunction, decree, rule, or regulation of any court, administrative agency, or other governmental authority, or of any agreement or other instrument to which the Debtor is a party or by which the Debtor is bound, or constitute a default under any of the foregoing;

(e) the Debtor has good and marketable title to, and is the owners of, all collateral given as security to the Secured Party hereunder, and all of such collateral is free and clear of pledges, liens, security interests, and other encumbrances, other than those existing as of the date hereof or in favor of the Secured Party; and

(f) the Debtor is an entity of the type, and is formed under the laws of the jurisdiction, set forth in the heading of this Note; and its true, correct, and complete legal name as it appears on its organizational documents is as set forth in the heading of this Note.

NEGATIVE COVENANTS:

Unless the Secured Party otherwise consents in writing, the Debtor covenants and agrees that the Debtor shall not:

(a) Changes in Form.  (i) sell, transfer, finance, lease, license, or dispose of all or substantially all of its property or assets, liquidate, windup, or dissolve; (ii) acquire all or substantially all of the property or assets of, or the equity interests in, any other person; (iii) participate in any merger, consolidation, share exchange, division, conversion, reclassification, or other absorption or reorganization; (iv) purchase, redeem, acquire, or retire any equity interest in it; (v) create or acquire any subsidiary; (vi) change its legal form or name; (vii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction; or (viii) amend, modify, or supplement its organizational or governing documents; and

(b) Liens.  except for those existing as of the date hereof or in favor of the Secured Party, create, incur, assume, permit, or suffer to exist any pledges, liens, security interests, and other encumbrances of its property or assets, whether now owned or hereafter owned or acquired.

(c) Indebtedness.  except for the indebtedness incurred under this Note, create, incur or permit to exist any debt that is senior to, or pari passu with this Note.

SECURITY AGREEMENT:

(a) Definitions.

(i) “Change of Control” shall mean (a) any person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 33% or more of the outstanding Equity Interests of Predictive Technology Group, Inc. (“Parent”), (b) individuals who constitute the directors of the Parent or the Debtor cease for any reason to constitute at least a majority of the board of directors thereof or (c) Parent shall cease to own and control, of record and beneficially, one hundred percent (100%) of each class of outstanding Equity Interests of the Debtor free and clear of all Liens (except Liens created by hereunder or under loans between the Debtor and the Secured Party).

(ii) “Equity Interests" shall mean, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of Determination.

(iii) “UCC” shall mean Article 9 of the Uniform Commercial Code, as in effect from time to time in the state of Delaware; provided, however, that in the event that by reason of mandatory provisions of any applicable law, any of the attachment, perfection, or priority the Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code of a jurisdiction other than such state, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of the definitions related to or otherwise used in such provisions.

(iv) The following terms have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account,” “accession,” “account debtor,” “chattel paper,” “commercial tort claim,” “commodity contract,” “deposit account,” “electronic chattel paper,” “equipment,” “fixture,” “general intangible,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit right,” “proceeds,” “record,” “securities account,” “security,” “supporting obligation,” and “tangible chattel paper.”

(b) Security Interest.  The Debtor hereby grants to the Secured Party a continuing security interest (the “Security Interest”) in the following property and assets of the Debtor, whether now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title, or interest, wherever located, and whether now existing or hereafter acquired or created:

(i) all accounts;

(ii) all fees received by Debtor in respect of the COVID-19 tests administered by the Debtor and/or its affiliates;

(iii) all supporting obligations thereof and all increases or profits received therefrom, all software, books, and records related thereto, and all parts, accessories, special tools, attachments, additions, accessions, replacements, and substitutions thereto or therefor; and

(iv)and all cash and non-cash proceeds of any of the foregoing in any form (including, without limitation, insurance proceeds).

(c) Obligations Secured.  The Security Interest granted by the Debtor secures the full payment and performance of all obligations of the Debtor to the Secured Party under this Note.

(d) Further Assurances.  The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any collateral.  Without limiting the generality of the foregoing, the Debtor will execute and file such instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.  The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the collateral without the signature of the Debtor where permitted by law.  A photocopy or other reproduction of this Note or any financing statement covering the collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

EVENTS OF DEFAULT:

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) the failure to pay when due any principal, interest, fees, or other charges hereunder, which failure remains uncured for two (2) days;

(b) any default in the performance of or compliance with any covenants set forth in this Note, which default remains uncured for five (5) days;

(c) any representation or warranty made by Debtor to the Secured Party in this Note is false, erroneous, or misleading; and

(d) a Change of Control shall occur.

MISCELLANEOUS:

(a) Remedies.  Upon the occurrence of any Event of Default, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), the holder of this Note, at the holder’s option, may exercise any right, power, or remedy permitted by law or as set forth herein and, without limiting the generality of the foregoing, may declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums owed under, or secured by, this Note to be, and such principal, interest, and other sums shall thereupon become, immediately due and payable in full in immediately available funds.  The failure by the Secured Party to exercise the acceleration option shall not constitute a waiver of its right to exercise the acceleration option at any other time so long as that Event of Default remains outstanding and uncured or to exercise it upon the occurrence of another Event of Default.

(b) Rights of the Secured Party; Rights Cumulative.  The rights and remedies of the Secured Party as provided herein shall be cumulative and concurrent and may be pursued singly, successively, or together against the Debtor or any collateral, at the sole discretion of the Secured Party; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.  The Secured Party shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note unless such waiver is in writing and signed by the Debtor, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy upon a subsequent event.  The Secured Party shall not be required to marshal any present or future security for, or guarantees of, this Note or to resort to any such security or guarantee in any particular order, and the Debtor waives, to the fullest extent that it lawfully can, (i) any right it might have to require the Secured Party to pursue any particular remedy before proceeding against the Debtor and (ii) any right to the benefit of, or to direct the application of, the proceeds of any collateral until this Note is repaid in full.  If at any time all or any part of any payment applied by the Secured Party to any indebtedness or liability of the Debtor under this Note is or must be rescinded or returned by the Secured Party for any reason whatsoever (including without limitation the insolvency, bankruptcy, or reorganization of the Debtor) such indebtedness or liability shall for the purpose of this Note, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by the Secured Party, and this Note shall continue to be effective or be reinstated, as the case may be, as to such indebtedness or liability as though such application by the Secured Party had not been made.

(c) Fees and Costs.  The Debtor shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the holder in connection with the drafting, negotiation, enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note (provided that, the attorney’s fees in connection with the drafting and negotiation of this Note shall in no event exceed $7,500, which amount shall be deducted from the Loan proceeds paid to the Debtor on the date hereof), and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including, without limitation, any adversary proceeding, contested matter, or motion brought by the holder or any other person) relating to the Debtor or any other person or entity.

(d) Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of law or choice of law principles thereof.

(e) Amendments.  This Note shall not be altered, amended, or modified by course of dealing, other conduct, or oral agreement or representation (whether or not supported by consideration) made before or after the execution of this Note. All amendments or changes of any kind must be in writing, executed by the Debtor and the Secured Party.

(f) Assignments.  The Secured Party shall have the unrestricted right at any time and from time to time, and without the Debtor’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder.  This Note is a binding obligation enforceable against the Debtor and its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns.  Notwithstanding the foregoing, the Debtor shall not assign its obligations hereunder, or any interest herein, without obtaining the prior written consent of the Secured Party, and any assignment or attempted assignment by the Debtor without the Secured Party’s prior written consent will be void and of no effect with respect to the Secured Party.

(g) Notices.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to the Debtor (at its address set forth in the heading of this Note) or to the Secured Party (at its address set forth in the heading of this Note).  A notice shall, for all purposes, be deemed given and received: (i) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (ii) if given by a nationally recognized and reputable overnight delivery service company, the day on which the notice is delivered by the delivery service company to such party; or (iii) if given by certified mail, two (2) business days after it is posted with the United States Postal Service.

(h) Waiver of Jury Trial.  The Debtor knowingly, voluntarily, and intentionally waives the rights it may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Note, any document contemplated to be executed in connection with this Note, or any underlying matter, course of dealing, statement (whether verbal or written), or action (each an “Action”).

(i) Consent to Jurisdiction and Service of Process.  The Debtor knowingly, voluntarily, and intentionally (i) consents in each Action commenced by the Secured Party to the nonexclusive personal jurisdiction of any court that is either a court of record of the State of Delaware or a court of the United States of America located in the State of Delaware, (ii) waives each objection to the laying of venue of any such Action and any claim that such Action has been brought in an inconvenient forum, (iii) waives personal service of process in each such Action, and (iv) consents to the making of service of process in each such Action by registered mail directed to the Debtor at the last address of the Debtor shown in the records relating to this Note maintained by the Secured Party, with such service of process to be deemed completed five (5) days after the mailing thereof.  Notwithstanding the foregoing, the Secured Party, in its sole and absolute discretion, may initiate an Action in the courts of any other jurisdiction in which the Debtor may be found or in which any property or asset of the Debtor may be located.

(j) Savings Clause.  The agreements made by the Debtor with respect to this Note are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by the Secured Party exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by the Secured Party shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws.  If the Secured Party shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at the Secured Party's election, the amount of unlawful interest shall be refunded to the Debtor (if actually paid) or applied to reduce the then unpaid amount of this Note. To the fullest extent permitted by applicable law, any amounts contracted for, charged, or received under this Note included for the purpose of determining whether the interest rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Note, with the intention that it constitute an instrument under seal, and intending to be legally bound hereby, as of the date first written above.

PREDICTIVE LABORATORIES, INC., a Utah corporation, as Debtor

By: /s/ Bradley Robinson

Name: Bradley Robinson

Title: Director

PROPHASE LABS, INC., a Delaware corporation, as Secured Party

By: /s/ Ted Karkus

Name: Ted Karkus

Title: Chief Executive Officer